UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2025

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2025, Cullinan Therapeutics, Inc. (the “Company”) and Chongqing Genrix Biopharmaceutical Co., Ltd. (“Genrix”) entered into a License Agreement (the “License Agreement”), pursuant to which Genrix granted to the Company a global (ex-greater China), exclusive license to develop and commercialize velinotamig, a BCMAxCD3 bispecific T cell engager, in all fields of use.

Under the terms of the License Agreement, the Company is obligated to pay Genrix an upfront license fee of $20 million due upon signing. Genrix will be eligible to receive up to $292 million in milestone payments based on the achievement of development and regulatory milestones. Genrix is also eligible to receive up to an additional $400 million in net sales-based milestones as well as tiered royalties ranging from mid-single digit to mid-teens, as a percentage of net sales of licensed products.

Unless earlier terminated, the License Agreement will continue in effect on a country-by-country basis until the expiration of the Company’s royalty obligations in such country.

The License Agreement may be terminated by either party for a material breach by the other party, subject to notice and cure provisions, or in the event of the other party’s insolvency. Additionally, subject to a notice period, the Company may terminate the License Agreement for convenience. In the License Agreement, each party made customary representations and warranties and agreed to customary covenants, including, without limitation, with respect to indemnification, for transactions of this type.

The License Agreement became effective immediately upon execution.

A copy of the License Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01 Regulation FD Disclosure.

On June 4, 2025, the Company issued a press release announcing it entered into the License Agreement and made available on its website a copy of a corporate presentation to be shared with investors and others from time to time, copies of which are being furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including express or implied statements regarding the Company’s beliefs and expectations regarding velinotamig, potential milestone and royalty payments, as well as royalties on net sales of licensed products, if any. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the SEC. While the Company may elect to update such forward-looking statements in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K. Moreover, except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this Current Report on Form 8-K. Any forward-looking statement included in this Current Report on Form 8-K speaks only as of the date on which it was made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on June 4, 2025, furnished herewith
99.2	Corporate Presentation of Cullinan Therapeutics, Inc. dated June 4, 2025, furnished herewith
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	June 4, 2025	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer